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                                                                    Exhibit 23.1


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-78053) pertaining to the Orbit/FR, Inc. stock option plan of our report dated February 11, 2005, with respect to the consolidated financial statements and schedule of Orbit/FR, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 2004.

                                        /s/ Hoberman, Miller, Goldstein & Lesser

March 30, 2005
New York, NY